UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported)      JUNE 28, 2000
                                              -----------------

                               TROYDEN CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its chapter)


        NEVADA                       000-29929                  88-0346310
      ----------                   -------------                ----------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)

1100 MELVILLE STREET, 6TH FLOOR, VANCOUVER, BC               V6E 4A6
----------------------------------------------              ---------
   (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code  (604) 689-2944
                                                    --------------

                1135 Terminal Way, Suite 209, Reno, Nevada, 89502
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.  OTHER EVENTS.

On June 12, 2000. Larry Davis resigned as a director and as the president of Troyden. Also, on June 12, 2000, Theresa Gardner resigned as director and as the secretary and treasurer of Troyden. However, these directors did not resign over any disagreement with Troyden. They were simply replaced by the new director of Troyden.

In their place, Gerry Nel was appointed director of Troyden. Each director holds office until (i) the next annual meeting of the stockholders, (ii) his successor has been elected and qualified, or (iii) the director resigns.

Gerry Nel was also appointed the president, secretary and treasurer of Troyden on June 12, 2000.

In the past five years, Mr. Nel (53 years old) has been involved in venture capital companies. He has raised funds for oil and gas, mining exploration and high tech companies. Up until 1998 he was a director of a VSE mining company. In 1988 he completed the "Duties and Responsibilities of a Director of a Public Company" course. In the past two years, Mr. Nel has been active in fund raising for NASDAQ and OTCBB listed companies. Mr. Nel holds no directorships in any other reporting company.

Also, effective June 28, 2000, Troyden forward split it issued and outstanding shares, of which 310,000 were previously issued, on a "one old for 30 new"
basis, resulting in 9,300,000 shares of common stock being issued and outstanding as of June 28, 2000. The directors approved the forward split on June 16, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Troyden Corporation has duly caused this report to be signed on its behalf by the undersigned, who is duly authorized.

                                                        TROYDEN CORPORATION

Dated June 28, 2000                                     By:/s/  GERRY NEL
                                                           ---------------------
                                                           GERRY NEL - PRESIDENT